Exhibit 10.14

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (the “Agreement”) by and between Redbird Parent Holdings, Inc., a Delaware corporation (“Parent”), and Tarek Kutrieh (the “Investor”) is made as of the date set forth on the signature page hereto.

WHEREAS, the Investor is employed by or providing services to Vungle, Inc., a Delaware corporation (“Vungle”), a wholly owned subsidiary of Parent; and

WHEREAS, pursuant to the terms and conditions set forth herein, the Investor desires to subscribe for, and Parent desires to issue to the Investor, the number of shares of Class B Common Stock, par value $0.01 of Parent (“Class B Parent Common Stock”) set forth on the signature page hereto, which shares will be issued at a price per share of $14.15 (as adjusted for stock splits, stock dividends and the like) (the “Per Share Parent Stock Price”) as determined in accordance with this Agreement pursuant to the terms set forth below.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Subscription for Shares.

1.1. Subscription for Class B Parent Common Stock. At or promptly following the Closing, the Investor and Parent hereby agree to take the following actions:

(a) The Investor shall transfer and deliver to Parent the amount set forth on the signature page hereto (the “Purchase Price”), payable by wire transfer in immediately available funds.

(b) As consideration for the transfer, contribution and delivery of the Purchase Price, Parent shall issue to the Investor the number of Shares set forth on the signature page hereto.

1.2. Governing Documents. The Investor agrees, by execution hereof, to become a party to, to adhere to and to be bound by the terms and provisions of the Stockholders Agreement, dated as of September 30, 2019 (as the same may be amended, supplemented or modified from time to time, the “Stockholders Agreement”), by and among Parent and each of the stockholders of Parent whose name appears on the signature pages thereof or who from time to time became or become a party thereto, from the date hereof as an Employee and to have the rights and obligations of a Stockholder thereunder to the extent such party holds Shares (as each term is defined in the Stockholders Agreement) (which Shares, for the avoidance of doubt, shall constitute Non-Blackstone Shares (as defined in the Stockholders Agreement)).

1.3. Closing. The closing (the “Closing”) of the issuance of the shares of Class B Parent Common Stock hereunder shall take place on the Closing Date specified on the signature page hereto.

1.4. Section 83(b) Election. Within 30 days after the Closing, the Investor shall provide Parent with a copy of a completed election with respect to the Shares purchased at the Closing under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder in the form attached to the signature page hereto. The Investor shall file (via certified mail, return receipt requested) such election with the Internal Revenue Service within 30 days after the Closing and shall, prior to such 30th day, certify to Parent that such timely filing has been made.

1.5. Closing Condition. Notwithstanding anything in this Agreement to the contrary, Parent shall be under no obligation to issue and sell to the Investor any Shares unless (a) the Investor is an employee of Parent or one of its Subsidiaries on the Closing Date; (b) the representations of the Investor contained in Annex II hereof are true and correct in all material respects as of the Closing Date; and (c) the Investor is not in breach of any agreement, obligation or covenant herein required to be performed or observed by the Investor on or prior to the Closing Date.

2. Certain Sales Upon Termination of Employment or Service.

2.1 Call Option.

(a) (i) If the Investor’s employment with or service to, as applicable, Parent and its Subsidiaries is terminated (x) by Parent or its Subsidiaries for Cause, (y) upon a voluntary resignation by the Investor when grounds for Cause exist or (z) upon a voluntary resignation by the Investor (other than for Good Reason) within 12 months following the Closing, or (ii) in the event of a Restrictive Covenant Violation, Parent shall have the right, at any time during the 12 months following, as applicable, each of (I) the Termination Date or (II) the date of such Restrictive Covenant Violation (or, if later, the date on which the Board has actual knowledge thereof), to purchase (together with the rights in Section 2.1(b) and Section 2.1(c), the “Call Option”), and each member of the Investor’s Family Group shall be required to sell to Parent, all or any portion of the Shares then-held by such member of the Investor’s Family Group at a purchase price per Share equal to the lesser of (1) Fair Market Value (measured as of the date of the election to purchase such Shares is delivered, the “Repurchase Notice Date”) and (2) Cost; provided, that such purchase price shall not be less than zero.

(b) If the Investor’s employment with or service to, as applicable, Parent and its Subsidiaries terminates for any reason other than as provided for in Section 2.1(a), Parent shall have the right, at any time during the 12 months following the Termination Date, to purchase, and each member of the Investor’s Family Group shall be required to sell to Parent, all or any portion of the Shares then-held by such member of the Investor’s Family Group at a purchase price per Share equal to Fair Market Value (measured as of the Repurchase Notice Date).

(c) In the event that the Investor engages in a Competitive Activity (as defined in Annex I) without the prior written consent of Parent at any time after the Investor’s Termination Date (regardless of whether such conduct constitutes a Restrictive Covenant Violation), then Parent shall have the right, at any time during the 12 months following the date of engagement in a Competitive Activity (or, if later, the date on which the Board has knowledge thereof) and each member of the Investor’s Family Group shall be required to sell to Parent, all or any portion of the Shares then‑held by such member of the Investor’s Family Group at a purchase price per Share equal to Fair Market Value (measured as of the Repurchase Notice Date). Parent may elect to exercise its Call Option in Section 2.1(a) in lieu of this Section 2.1(c), to the extent applicable.

(d) If Parent desires to exercise the Call Option pursuant to this Section 2.1, Parent shall send written notice to each member of the Investor’s Family Group of its intention to purchase Shares, specifying the number of Shares to be purchased and the purchase price thereof (the “Call Notice”). Subject to the provisions of Section 2.2, the closing of the purchase shall take place at the principal office of Parent on a date specified by Parent not later than the 30th day after the giving of the Call Notice. Notwithstanding the foregoing, if Parent elects not to exercise the Call Option pursuant to this Section 2.1 (or elects to exercise the Call Option with respect to less than all Shares, the Sponsor may elect to cause one of its Affiliates or another designee to purchase such Shares on the same terms and conditions set forth in this Section 2.1 by providing written notice to each member of the Investor’s Family Group of its intention to purchase the Shares.

(e) Obligation to Sell Several. If there is more than one member of the Investor’s Family Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by Parent shall not excuse, or constitute a waiver of its rights against, the defaulting member.

2.2 Put Option.

(a) If the Investor’s employment or service, as applicable, with Parent and its Subsidiaries (i) terminates due to the death of the Investor or (ii) is terminated by Parent and its Subsidiaries as a result of the Disability of the Investor, the Investor and the Investor’s Family Group shall have the right, subject to the other provisions of this Section 2, for a period of eleven and one-half months commencing on the Termination Date, to sell to Parent (the “Put Option”), and Parent shall be required to purchase (subject to the other provisions of this Section 2), on one occasion from the Investor (or the Investor’s Family Group, as applicable), all or any portion of the Investor’s Shares at a price per Share equal to Fair Market Value measured on the purchase date; provided that the exercise of the Put Option may be delayed by Parent for a reasonable period of time (not to exceed 12 months) to the extent any such delay is necessary to avoid the application of adverse accounting treatment to Parent. For the avoidance of doubt, there shall be no put right on any termination of employment or service, as applicable, other than due to the death of the Investor or as a result of the Disability of the Investor.

(b) If the Investor or the Investor’s Family Group, as applicable, desires to exercise the Put Option pursuant to Section 2.2, the Investor or the Investor’s Family Group, as applicable, shall send written notice to Parent setting forth the intention to sell all the Shares pursuant to Section 2.2(a) (the “Put Notice”). Subject to the other provisions of this Section 2, the closing of the purchase shall take place at the principal office of Parent on a date specified by Parent not later than the 30th day after the giving of such notice. The Put Notice shall not be effective unless received prior to the date of an initial public offering of Parent or Vungle or a Change of Control.

2.3 Other Purchase Provisions.

(a) Prohibition of Purchases. Notwithstanding anything to the contrary contained herein, Parent shall not be obligated to purchase any Shares at any time pursuant to Section 2, regardless of whether it has delivered a notice of its election to purchase any such Shares, to the extent that the purchase of such Shares or the payment to Parent or one of its respective Subsidiaries of a cash dividend or distribution by Parent or a Subsidiary of Parent to fund such purchase (together with any other purchases of Class B Parent Common Stock pursuant to Section 2 or pursuant to similar provisions in agreements with other employees, service providers or equityholders, as applicable, of Parent and its Subsidiaries of which Parent has at such time been given or has given notice and together with cash dividends and distributions to fund such other purchases) would result in a violation of any law, statute, rule regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local, foreign court or governmental authority applicable to Parent or any of its Subsidiaries or any of its or their property.

(b) Payment for Class B Parent Common Stock. If at any time Parent elects to purchase any Class B Parent Common Stock pursuant to Section 2.1 or the Investor or the Investor’s Family Group, as applicable, exercise the Put Option pursuant to Section 2.2, Parent shall pay the purchase price for the Class B Parent Common Stock that Parent purchases (i) first, by the cancellation of indebtedness of any kind, if any, owing from the Investor (or any member of the Investor’s Family Group) to Parent or any of its Subsidiaries (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Investor’s Family Group receiving consideration in such repurchase) and (ii) then, by Parent’s delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments, if any, representing the Class B Parent Common Stock so purchased, duly endorsed; provided that if (x) any of the conditions set forth in Section 2.3(a) exists, (y) Parent has a lack of available cash to purchase such Class B Parent Common Stock, as reasonably determined in good faith by the Board or (z) such purchase of Class B Parent Common Stock would result in a Financing Default (either directly or indirectly as a result of the prohibition of a related cash dividend or distribution) (each a “Cash Payment Restriction”), the portion of the cash payment so prohibited may be made, to the extent such payment is not prohibited, by Parent’s delivery of a subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of any debt outstanding under the senior financing agreements and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of Parent (a “Junior Subordinated Note”) in a principal amount equal to the balance of the purchase price, payable within three years (or, if earlier, within 30 days following the date when the Cash Payment Restriction no longer exists), and bearing interest payable (and compounded to the extent not so paid) as of the last day of each year at the ”prime rate” (as published by JPMorgan Chase Bank), and all such accrued and unpaid interest payable on the date of the payment of principal (or, if applicable, the last installment of principal), with payments to be applied in the order of: first to any enforcement costs incurred by the Investor or the Investor’s Family Group, second to interest and third to principal. Parent shall have the rights set forth in clause (i) of the first sentence of this Section 2.3(b) whether or not the Investor or any member of the Investor’s Family Group is selling such Class B Parent Common Stock even if the Investor’s Family Group is not an obligor of Parent. The principal of, and accrued interest on, any such Junior Subordinated Note may be prepaid in whole or in part at any time at the option of Parent; provided that upon customary events, including insolvency and acceleration of payments under other financing agreements (subject to a standstill), a Change of Control or an initial public offering of Parent, the principal of, and accrued interest on, any Junior Subordinated Note shall become immediately due and payable. To the extent that Parent is restricted from paying accrued interest that is required to be paid on any Junior Subordinated Note prior to maturity, due to the existence of any Cash Payment Restriction, such interest shall be cumulated, compounded annually, and accrued until and to the extent that such Cash Payment Restriction no longer exists, at which time such accrued interest shall be immediately paid. Notwithstanding any other provision in this Agreement, Parent may elect to pay the purchase price hereunder in shares or other equity securities of one of its respective direct or indirect Subsidiaries with a fair market value equal to the applicable purchase price; provided that such Subsidiary promptly offers to repurchase such shares or other equity securities for cash equal to the applicable purchase price or a Junior Subordinated Note with a principal amount equal to the applicable purchase price.

2.4 Repayment of Proceeds. If the Investor’s employment or service, as applicable, is terminated by Parent or its Subsidiaries for Cause, a Restrictive Covenant Violation occurs, or Parent discovers that grounds for a termination for Cause existed at the time of such termination, then the Investor shall be required, in addition to any other remedy available (on a non‑exclusive basis), to pay to Parent, within ten days following Parent’s request to the Investor therefor, an amount equal to the excess, if any, of (a) the sum of (i) the value of the Investor’s Shares then held by the Investor and (ii) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) that the Investor or any of the Investor’s Permitted Transferees received upon the sale or other disposition of, or distributions in respect of, the Investor’s Class B Parent Common Stock over (b) the aggregate Cost of such Class B Parent Common Stock, as applicable. Any reference in this Agreement to grounds existing for a termination with Cause shall be determined without regard to any cure period or other procedural delay or event required prior to a finding of, or termination for, Cause. The foregoing remedy shall expire, on a prospective basis, upon a Change of Control.

3. Miscellaneous.

3.1 Transfers to Permitted Transferees. Prior to the transfer of Shares, to the extent permitted under the terms of the Stockholders Agreement, the Investor shall deliver to Parent a written agreement of the proposed transferee (a) evidencing such person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Shares transferred to such person will continue to be Shares for purposes of this Agreement in the hands of such person. Any transfer or attempted transfer of Shares in violation of any provision of this Agreement or the Stockholders Agreement shall be void, and Parent shall not record such transfer on its books or treat any purported transferee of such Shares as the owner of such Shares for any purpose.

3.2 Recapitalizations, Exchanges, Etc. Affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all securities of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of any dividend payable in shares of Class B Parent Common Stock, issuance of shares of Class B Parent Common Stock, combination, recapitalization, reclassification, merger, consolidation or otherwise.

3.3 Representations and Warranties. The Investor hereby makes to Parent, as of the date hereof and as of the Closing Date, the representations and warranties set forth on Annex II. The representations and warranties set forth on Annex II will survive the Closing.

3.4 Employment by or Service with Parent. Nothing contained in this Agreement shall be deemed to obligate Parent or any Subsidiary of Parent to employ or otherwise engage the services of the Investor in any capacity whatsoever or to prohibit or restrict Parent (or any such Subsidiary) from terminating the employment or service of the Investor at any time or for any reason whatsoever, with or without Cause.

3.5 Cooperation. The Investor agrees to cooperate with Parent in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

3.6 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no transferee shall derive any rights under this Agreement unless and until such transferee has executed and delivered to Parent a valid undertaking and becomes bound by the terms of this Agreement; provided, further, that the Sponsor is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

3.7 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

3.8 Governing Law; Jurisdiction. This Agreement will be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Court of Chancery of the State of Delaware or, to the extent that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, in any federal court within the State of Delaware, and any appellate court from any thereof (the “Chosen Courts”)) in any demand, claim, investigation, audit, inquiry, action, arbitration, suit or other legal proceeding (including any civil, criminal, administrative, or appellate proceeding) (a “Legal Proceeding”) relating to this Agreement, in accordance with Section 3.10 or in such other manner as may be permitted by Applicable Law, but nothing in this Section 3.8 will affect the right of any party to serve legal process in any other manner permitted by Applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (d) agrees that any Legal Proceeding arising in connection with this Agreement will be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such

Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any Legal Proceeding relating to this Agreement in any court other than the Chosen Courts. Each of Parent and Investor agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

3.9 Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.9.

3.10 Notices. All notices, requests, demands, or other communications required or permitted to be given under this Agreement will be in writing and deemed given upon: (a) personal delivery, (b) confirmed delivery by a standard overnight courier or when delivered by hand, or (c) confirmation of receipt by other reliable form of electronic communication to the extent an electronic mail address is set forth below. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.10):

(a)	If to Parent:

Redbird Parent Holdings, Inc. c/o Vungle, Inc. 1255 Battery Street, Suite 500 San Francisco, CA 94111
Attention:	Jeremy Bondy
Grace Chediak
Email:	[****]

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue New York, NY 10017-3954
Attention:	Gregory Grogan
Anthony F. Vernace
William J. Allen
Email:-	[****]

(b) If to the Investor , to the address as shown on the books and records of Parent.

3.11 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than as specifically provided for herein.

3.12 Injunctive Relief; Specific Performance. Each party and any permitted transferee each acknowledges and agrees that a violation of any of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, Parent and Vungle, as the non-breaching party, will be entitled to enforce the terms of this Agreement, by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

3.13 Rights Cumulative; Waiver. The rights and remedies of the Investor and Parent under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

3.14 Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

3.15 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

3.16 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Electronic forms of signatures (including e‑mail, portable document format (.pdf) or similar generally accepted electronic means) shall be deemed to be originals.

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REDBIRD PARENT HOLDINGS, INC.

By:	/s/ Jeremy Bondy
Name:Jeremy Bondy
Title:Authorized Representative

INVESTOR

/s/ Tarek Kutrieh
Name:Tarek Kutrieh

Annex I

Definitions

Affiliate. The term “Affiliate” with respect to any particular Person means any other Person controlling, controlled by or under common control with such Person. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled”, “controlling”, and “under common control with” have meanings correlative thereto.

Agreement. The term “Agreement” shall have the meaning set forth in the preface.

Applicable Law. The term “Applicable Law” means, with respect to any Person, any international, foreign, national, federal, state, provincial or local law (statutory, common or otherwise), directive, constitution, treaty, convention, ordinance, code, rule, regulation, judgment, order, writ, injunction, decisions, rulings, decrees and awards of any Governmental Entity or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity, that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

Board. The term “Board” means Parent’s Board of Directors.

Cause. The term “Cause” shall have the meaning ascribed to such term in the Investor’s employment or service agreement, and if not so defined, or no such employment or service agreement exists, “Cause” means any of the following: (i) the Investor’s theft, dishonesty or willful misconduct that materially and adversely affects Parent or any of its Subsidiaries, including Vungle (the “Company Group”); (ii) the Investor’s material failure to abide by the Company Group’s code of conduct or other policies; (iii) the Investor’s unauthorized use, misappropriation, destruction or diversion of any material tangible or intangible asset or corporate opportunity of the Company Group (including, without limitation, the Investor’s improper use or disclosure of the Company Group’s material confidential or proprietary information); (iv) any intentional act by the Investor which has a material detrimental effect on the Company Group’s reputation or business; (v) the Investor’s repeated failure to perform any reasonable assigned duties after written notice from the Company Group of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Investor of any employment or service agreement between the Investor and any member of the Company Group, which breach is not cured pursuant to the terms of such agreement, if applicable; (vii) commission of a felony or other crime involving financial impropriety or moral turpitude (or any other crime which would materially interfere with the Investor’s service to the Company Group or which is potentially materially injurious to the Company Group); or (viii) any violation by the Investor of any law regarding employment discrimination or sexual harassment/misconduct or any act which subjects Parent or Vungle to payment or settlement of any claim on the basis of sex, age, race or other discrimination or harassment/sexual misconduct.

Change of Control. The term “Change of Control” shall mean (a) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, as a whole, to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Sponsor or its Affiliates; or (b) any “person” or “group,” other than Sponsor or its Affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of voting equity of Parent, including by way of merger, consolidation or otherwise and Sponsor ceases to control the Board.

Closing Date. The term “Closing Date” shall have the meaning set forth in the signature page hereto.

Competitive Activity. The Investor shall be deemed to have engaged in “Competitive Activity” if the Investor is engaged as an employee or service provider for a Competitive Business at any time (regardless of whether such conduct constitutes a Restrictive Covenant Violation).

Competitive Business. The term “Competitive Business” shall mean any business activities that are competitive with the business of Parent or any of its Subsidiaries (as well as any other business which Parent or any of its Subsidiaries have plans to engage in as of the Termination Date), including, without limitation, providing services or directly or indirectly supervising a team that provides services that are substantially similar to those provided by the Investor (while as an employee or independent contractor of Parent or any member of the Company Group) to a customer of Parent or any member of the Company Group, in each case in any geographical area where Parent or any of its Subsidiaries conduct business.

Cost. The term “Cost” shall mean the price per Share paid by the Investor, if any, as proportionately adjusted for all subsequent distributions of Shares and other recapitalizations and less the amount of any distributions made with respect to the Shares pursuant to Parent’s organizational documents; providedthat “Cost” may not be less than zero.

Disability. The term “Disability” shall have the meaning ascribed to such term in the Investor’s employment or service agreement, and if not so defined, or no such employment or service agreement exists, “Disability” shall mean the inability of the Investor to perform the Investor’s material duties, with or without reasonable accommodation, due to a physical or mental injury, infirmity or incapacity for the greater of 60 days in any 365-day period or the period of time required to qualify for long-term disability benefits under the Company Group’s long term disability plan or policy, if any. Any question as to the existence, extent, or potentiality of the Investor’s Disability upon which the Investor and Parent cannot agree shall be determined by a qualified, independent physician selected in good faith by Parent. The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

Exchange Act. The term “Exchange Act” means Securities Exchange Act of 1934, as amended and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

Fair Market Value. The term “Fair Market Value” used in connection with the value of Class B Parent Common Stock shall mean (a) if there is a public market for Shares on the applicable date, the value for the Shares implied by the average of the high and low closing bid prices of such equity during the immediately preceding ten trading days on the stock exchange on which the equity is principally trading or (b) if there is no public market for the equity on such date, the value for the Shares as determined by the Board in good faith.

Family Group. The term “Family Group” shall mean the Investor and the Investor’s Permitted Transferees, and any representative, executor, or similar person who legally makes decisions for the Investor or the Investor’s estate (in their capacity as such).

Financing Default. The term “Financing Default” means an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the financing documents of Parent or its Affiliates from time to time and any restrictive financial covenants contained in the organizational documents of Parent or its Affiliates.

Good Reason. The term “Good Reason” means (i) a material diminution, through one or more changes, in the Investor’s employment duties, responsibilities and authority, measured in the aggregate; (ii) a material reduction in the Investor’s base salary and total target cash compensation opportunity, measured in the aggregate; or (iii) a relocation of the Investor’s principal workplace to a location more than 50 miles from its location as of the Closing Date. In order for the Investor to resign for Good Reason, the Investor must provide written notice to Parent of the existence of the Good Reason condition within 60 days following the initial existence of such Good Reason condition. Upon receipt of such notice, Parent will have 30 days during which Parent may remedy the Good Reason condition. If the Good Reason condition is not remedied within such 30-day period, the Investor may resign based on the Good Reason condition specified in the notice with such resignation effective no later than 30 days following the end of the 30-day cure period.

Governmental Entity. The term “Governmental Entity” means a court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, provincial or local, or domestic or foreign.

Permitted Transferee. The term “Permitted Transferee” means those transferees to whom the Investor may transfer Shares under the definitive governing documents.

Person. The term “Person” means any individual, corporation, partnership, limited liability company, joint stock company, business trust, unincorporated association, join venture, governmental authority or other entity of any nature whatsoever.

Restrictive Covenant Violation. The term “Restrictive Covenant Violation” shall mean the Investor’s breach of any provision of Annex III hereto or any similar corresponding provision applicable to the Investor under a written agreement between the Investor and Parent or any of its Subsidiaries from time to time.

Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

Shares. The term “Shares” means any shares of Class B Parent Common Stock acquired by the Investor.

Sponsor. The term “Sponsor” means The Blackstone Group Inc. and its Affiliates.

Subsidiary. The term “Subsidiary” means, with respect to any Person, any entity or entities of which such Person directly or indirectly owns an amount of the voting securities or other voting ownership interests sufficient to elect a majority of its board of directors or other governing body (or, if there are no such interests, 50% or more of the equity interests thereof).

Termination Date. The term “Termination Date” means the date upon which the Investor’s employment with or service to, as applicable, the Parent and its Subsidiaries is terminated for any reason.

Annex II

Investment Representations and Covenants of the Investor.

1. Shares of Class B Parent Common Stock Unregistered.

The Investor acknowledges and represents that the Investor has been advised by Parent that:

(a) the offer and sale of shares of Class B Parent Common Stock have not been registered under the Securities Act;

(b) the shares of Class B Parent Common Stock must be held indefinitely and the Investor must continue to bear the economic risk of the investment in the shares of Class B Parent Common Stock unless the offer and sale of the shares of Class B Parent Common Stock are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

(c) there is no established market for the shares of Class B Parent Common Stock and it is not anticipated that there will be any public market for the shares of Class B Parent Common Stock in the foreseeable future;

(d) a restrictive legend in the form set forth below (and any legends required by any Stockholders Agreement) shall be placed on the certificates representing the shares of Class B Parent Common Stock:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A SUBSCRIPTION AGREEMENT WITH THE ISSUER, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

(e) a notation shall be made in the appropriate records of Parent indicating that the shares of Class B Parent Common Stock are subject to restrictions on transfer and, if Parent should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the shares of Class B Parent Common Stock.

2. Additional Investment Representations. The Investor represents and warrants that:

(a) the Investor is or is not an accredited investor, as described on the signature page hereto;

(b) the Investor’s financial situation is such that the Investor can afford to bear the economic risk of holding the shares of Class B Parent Common Stock for an indefinite period of time, has adequate means for providing for the Investor’s current needs and personal contingencies, and can afford to suffer a complete loss of the Investor’s investment in the shares of Class B Parent Common Stock;

(c) the Investor’s knowledge and experience in financial and business matters are such that the Investor is capable of evaluating the merits and risks of the investment in the shares of Class B Parent Common Stock;

(d) the Investor understands that the shares of Class B Parent Common Stock are a speculative investment which involves a high degree of risk of loss of the Investor’s investment therein, there are substantial restrictions on the transferability of the shares of Class B Parent Common Stock and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the shares of Class B Parent Common Stock and, accordingly, it may not be possible for the Investor to liquidate the Investor’s investment in case of emergency, if at all;

(e) the terms of this Agreement provide that if the Investor ceases to be an employee of Parent or its Subsidiaries, Parent and its Affiliates have the right to repurchase the Shares at a price which may, under certain circumstances, be less than the Fair Market Value thereof;

(f) the Investor understands and has taken cognizance of all the risk factors related to the purchase of the shares of Class B Parent Common Stock and, other than as set forth in this Agreement, no representations or warranties have been made to the Investor or the Investor’s representatives concerning the Shares or Parent or their prospects or other matters; and

(g) the Investor (i) has been advised by Parent, that the Sponsor and/or its Affiliates has and may in the future enter into a management services or similar agreement with Parent and certain of its Affiliates (the “Parent Parties”) (the “Management Agreements”) providing for the payment of certain advisory, monitoring, transactional, oversight and similar fees and expenses to and indemnification of the Sponsor and/or its Affiliates (and its and their respective employees, officers, directors, agents and advisors) by the Parent Parties and (ii) waives any right the Investor may have to approve, or to claim any damages with respect to, the entry by the Parent Parties into the Management Agreements or the performance by the Parent Parties of their obligations thereunder.

Annex III

RESTRICTIVE COVENANTS

1.
Non-Competition; Non-Solicitation; Non-Interference. The Investor acknowledges and recognizes the highly competitive nature of the businesses of Parent and its Affiliates and accordingly agrees as follows:
1.1.1.
During the Investor’s employment or services with Parent or its Subsidiaries and ending on the date such employment or services is terminated for any reason (the “Restricted Period”), the Investor will not directly or indirectly:
i.
in any geographic location in which the Company Group engages activities, own, operate, manage, control, invest in, lend to, acquire an interest in, or otherwise engage or participate in (whether as an employee, independent contractor, consultant, partner, shareholder, joint venturer, investor, or any other type of participant) the management or conduct of any Competitive Business;
ii.
(A) solicit or induce any customer, supplier, licensee, or other business relation (or any actively sought prospective customer, supplier, licensee, or other business relation) of Parent or any member of the Company Group to cease doing business with, materially reduce the amount of business conducted with Parent or any member of the Company Group, interfere with the relationship between any such customer, supplier, licensee, or other business relation (or any actively sought prospective customer, supplier, licensee, or other business relation by the Investor) and Parent or any member of the Company Group;

(B) enter into a contractual relationship with any customers with respect to which Parent or any member of the Company Group has a direct or indirect contractual relationship to the extent such relationship would be competitive; or

(C) knowingly or intentionally assist any Person in any substantive or direct way to do, or attempt to do, anything prohibited by clause (A) or (B) above; or

iii.
hire, or assist others in hiring, any executive, management or other personnel of Parent or any member of the Company Group (other than non-exclusive consultants and other than in the performance of the Investor’s duties) who was employed during the six-month period prior to the termination of the Investor’s employment or service with the Company Group).
b.
During the Restricted Period and for a 12-month period following the end of the Restricted Period, the Investor will not directly or indirectly: (i) recruit, encourage, solicit, or induce for employment or service, or assist others in recruiting, encouraging, solicit, or inducing for employment or service (other than non-exclusive consultants and other than in the performance of the Investor’s duties), any executive, management, or other personnel of Parent or any member of the Company Group; provided, however, that nothing in this Agreement shall prohibit or otherwise restrict the general solicitation for employment (including in any newspaper or magazine, over the Internet or by any search or employment agency) that is not specifically directed towards any such employees.
c.
If a final and non-appealable judicial determination is made that any of the provisions of this Section 1 constitutes an unreasonable or otherwise unenforceable restriction against the Investor, the provisions of this Section 1 will not be rendered void but will be deemed to be modified to the minimum extent necessary to remain in force and effect for the longest period and largest geographic area that would not constitute such an unreasonable or unenforceable restriction. Moreover, notwithstanding the fact that any provision of this Section 1 is determined not to be specifically enforceable, Parent will nevertheless be entitled to recover monetary damages as a result of the Investor’s breach of such provision.
d.
The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which the Investor is in breach of the terms hereof.
e.
Notwithstanding anything in this Section 1, the Investor may own, directly or indirectly up to 2% of any class of “publicly-traded securities” of any Person.
f.
The provisions of Section 1 hereof shall survive the termination of the Investor’s employment or services for any reason.
2.
Confidentiality; Intellectual Property.
2.1.1.
Confidentiality.
i.
The Investor acknowledges that the Confidential Information obtained by the Investor while employed by or providing services to Parent and its Subsidiaries is the property of the Company Group. Therefore, the Investor agrees that the Investor shall not disclose to any unauthorized Person or use for the Investor’s own purposes any Confidential Information without the prior written consent of Parent, provided, that Confidential Information shall not include with respect to the Investor, any information that (A) is or becomes publicly available (other than as a result of a disclosure by the Investor, its Affiliates or its representatives in violation of this Section 2), (B) is or becomes available to the Investor from a source that, to its knowledge, is not prohibited from disclosing such information to it by a legal, contractual or fiduciary obligation to Parent, Vungle or any of their respective Subsidiaries, or (C) is independently developed without reference to or use of Confidential Information; provided, however, that if the Investor receives a request to disclose Confidential Information pursuant to a deposition, interrogation, request for information or documents in legal proceedings, subpoena, civil investigative demand, governmental or regulatory process, or similar process, (x) the Investor shall, to the extent practicable and not prohibited by law, notify Parent promptly, and consult with and assist (to the extent practicable and not prohibited by law) Parent, at Parent’s expense, in seeking a protective order, (y) in the event that such protective order is not obtained, or if Parent waives compliance with the terms hereof, the Investor shall disclose only that portion of the Confidential Information which, based on the advice of the Investor’s legal counsel, is legally required to be disclosed and shall exercise reasonable best efforts to provide that the receiving Person shall agree to treat such Confidential Information as confidential to the extent possible (and permitted under applicable law) in respect of the applicable proceeding or process, and (z) Parent shall be given an opportunity to review the Confidential Information prior to disclosure thereof.
ii.
For purposes of this Agreement, “Confidential Information” means information, observations, and data concerning the business or affairs of Parent and its Subsidiaries and Affiliates, including, without limitation, all business information (whether or not in written form) that relates to any member of the Company Group, or its customers, suppliers, or contractors or any other third parties in respect of which Parent or any member of the Company Group has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and that is not known to the public generally other than as a result of the Investor’s breach of this Agreement, including but not limited to technical information or reports, formulas, trade secrets, unwritten knowledge and “know-how,” operating instructions, training manuals, customer lists, customer buying records and habits, product sales records and documents, and product development, marketing, and sales strategies, market surveys, marketing plans, profitability analyses, product cost, long-range plans, information relating to pricing, competitive strategies, and new product development, information relating to any forms of compensation or other personnel-related information, contracts, and supplier lists. Confidential Information will not include such information known to the Investor prior to the Investor’s involvement with Vungle or any predecessor thereof, information rightfully obtained from a third party (other than pursuant to a breach by the Investor of this Agreement) or information independently developed by the Investor without violation of this Agreement. Without limiting the foregoing, the Investor and Parent each agree, to the extent not prohibited, to keep confidential the existence of, and any information concerning, any dispute between the Investor and Parent or any member of the Company Group, except that the Investor and Parent each may disclose information concerning such dispute to the court that is considering such dispute or to their respective legal counsel (provided that such counsel agrees not to disclose any such information other than as reasonable to the prosecution or defense of such dispute).
iii.
The Investor acknowledges that all notes, memoranda, specifications, devices, formulas, records, files, lists, drawings, documents, models, equipment, property, computer, software, or intellectual property relating to the businesses of the Company Group, in whatever form (including electronic), and all copies thereof, that are received or created by the Investor while an employee or service provider of Parent and its Subsidiaries that constitute Confidential Information and Inventions shall remain the property of the Company Group, and the Investor shall as promptly as practicable return such property to Parent upon the termination of the Investor’s employment or service and, in any event, at Parent’s request. The Investor agrees further that any property situated on the premises of, and owned by, Parent or any member of the Company Group, including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by Parent’s personnel at any time with or without notice.
iv.
The Investor agrees further that the Investor will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom the Investor has an obligation of confidentiality, and will not bring onto the premises of Parent or any member of the Company Group any unpublished documents or any property belonging to any former employer or any other Person to whom the Investor has an obligation of confidentiality unless consented to in writing by the former employer or other Person.
v.
Nothing in this Agreement, including but not limited to the Confidentiality provisions and the Non-Disparagement Provisions, shall prohibit or impede the Investor from communicating, cooperating or filing a complaint on possible violations of U.S. federal, state or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the SEC, EEOC, OSHA, or the NLRB, or from making other disclosures to any Governmental Entity that are protected under the whistleblower provisions of U.S. federal, state or local law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. The Investor understands and acknowledges that (A) an individual shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (x) in confidence to a U.S. federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (B) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Moreover, the Investor shall not be required to give prior notice to (or get prior authorization from) any member of the Company Group regarding any such communication or disclosure. Except as otherwise provided in this paragraph or under applicable law, under no circumstance is the Investor authorized to disclose any information covered by Parent’s or its Affiliates’ attorney-client privilege or attorney work product or Parent’s or its Affiliates’ trade secrets without prior written consent of the Board.
vi.
Nothing contained in this Agreement shall prohibit the Investor from using any Confidential Information received by the Investor in the Investor’s capacity as a shareholder or optionee for purposes of monitoring and managing the Investor’s investment and may be disclosed to such family members, attorneys, accountants and advisors of the Investor who have a “need to know” and who have agreed to comply with the terms of this Agreement, provided that the Investor shall, in any event, be responsible for a breach by any such person.
2.1.2.
Intellectual Property.
i.
The Investor agrees that the results and proceeds of the Investor’s services for the Company Group (including, but not limited to, any Confidential Information and other trade secrets, products, services, processes, know-how, designs, developments, innovations, analyses, drawings, reports, techniques, formulas, methods, developmental or experimental work, improvements, discoveries, inventions, ideas, source and object codes, programs, matters of a literary, musical, dramatic, or otherwise creative nature, writings, and other works of authorship) resulting from services performed while an employee or service provider of Parent and any works in progress, whether or not patentable or registrable under copyright or similar statutes, that were made, developed, conceived, or reduced to practice or learned by the Investor, either alone or jointly with others (collectively, “Inventions”), shall be works‑made‑for‑hire, and Parent (or, if applicable or as directed by Parent, any member of the Company Group) shall be deemed the sole owner throughout the universe of any and all trade secret, patent, copyright, and other intellectual property rights (collectively, “Proprietary Rights,” together with the Inventions, the “Intellectual Property”) of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized, or developed, with the right to use the same in perpetuity in any manner Parent determines in its sole discretion, without any further payment to the Investor whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-made-for-hire or there are any Proprietary Rights that do not accrue to Parent (or, as the case may be, any member of the Company Group) under the immediately preceding sentence, then the Investor hereby irrevocably assigns and agrees to assign any and all of the Investor’s right, title, and interest thereto, including any and all Proprietary Rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized, or developed, to Parent (or, if applicable or as directed by Parent, any member of the Company Group), and Parent or such member of the Company Group shall have the right to use the same in perpetuity throughout the universe in any manner determined by Parent or such member of the Company Group without any further payment to the Investor whatsoever. As to any Invention that the Investor is required to assign, the Investor shall promptly and fully disclose to Parent all information known to the Investor concerning such Invention.
ii.
The Investor agrees that, from time to time, as may be requested by Parent and at Parent’s sole cost and expense, the Investor shall do any and all things that Parent may reasonably deem useful or desirable to establish or document Parent’s exclusive ownership throughout the United States of America or any other country of any and all Proprietary Rights in any such Inventions, including the execution of appropriate copyright or patent applications or assignments. To the extent that the Investor has any Proprietary Rights in the Inventions that cannot be assigned in the manner described above, the Investor unconditionally and irrevocably waives the enforcement of such Proprietary Rights. This Section 2(b)(ii) is subject to and shall not be deemed to limit, restrict, or constitute any waiver by Parent of ownership of any Proprietary Rights to which Parent may be entitled by operation of law by virtue of Parent’s being the Investor’s employer or service recipient. The Investor agrees further that, from time to time, as may be requested by Parent and at Parent’s sole cost and expense, the Investor shall assist Parent in every reasonable, proper and lawful way to obtain and from time to time enforce Proprietary Rights relating to Inventions in any and all countries. To this end, the Investor shall execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as Parent may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, the Investor shall execute, verify, and deliver assignments of such Proprietary Rights to Parent or its designees. The Investor’s obligation to assist Parent with respect to Proprietary Rights relating to such Inventions in any and all countries shall continue beyond the termination of the Investor’s employment with or services to Parent.
iii.
The Investor hereby waives and quitclaims to the Company Group any and all claims, of any nature whatsoever, that the Investor now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company Group.
iv.
This Section 2(b) is subject to the provisions of California Labor Code Sections 2870, 2871 and 2872. In accordance with California Labor Code Section 2870, the Investor’s obligation to assign the Investor’s right, title and interest throughout the world in and to all Intellectual Property does not apply to any Intellectual Property that the Investor developed entirely on the Investor’s own time without using the Company Group’s equipment, supplies, facilities, or Confidential Information except for Intellectual Property that either (A) relates to the business of the Company Group at the time of conception or reduction to practice of the Intellectual Property, or actual or demonstrably anticipated research or development of the Company Group, or (B) results from any work performed by the Investor for the Company Group. A copy of California Labor Code Sections 2870, 2871 and 2872 is attached to this Agreement as Exhibit 1 to this Annex III. The Investor shall disclose all Intellectual Property to the Company Group, even if the Investor does not believe that the Investor is required under this Agreement, or pursuant to California Labor Code Section 2870, to assign the Investor’s interest in such Intellectual Property to Parent.
3.
Non-Disparagement. The Investor shall not, whether in writing (electronically or otherwise) or orally, malign, denigrate or disparage Parent, any other member of the Company Group, or any of their respective predecessors or successors, or any of their respective current or former directors, officers, employees, shareholders, partners, members, agents or representatives, with respect to any of their respective past or present activities, or otherwise publish (whether in writing (electronically or otherwise) or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light.
4.
Other Agreements. The restrictive covenants and other obligations contained in this Agreement are independent of, supplemental to, and do not modify, supersede or restrict (and shall not be modified, superseded by or restricted by) any non-competition, non-solicitation, confidentiality or other restrictive covenants in any other current or future agreement between the Investor and any member of the Company Group unless reference is made to the specific provisions hereof which are intended to be superseded.
5.
Remedies. Each party and any permitted transferee each acknowledges and agrees that a violation of any of the terms of this Annex III will cause irreparable injury for which adequate remedy at law may not be available. Accordingly, it is agreed that the harmed party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Annex III and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.